                             AMENDED AND RESTATED
                        INVESTMENT ADVISORY AGREEMENT

      THIS AMENDED AND RESTATED AGREEMENT, dated as of the 1st day of January
2005, by and between Oppenheimer Real Estate Fund, a Massachusetts business trust (the "Fund"), and OppenheimerFunds, Inc. ("OFI").

      WHEREAS, the Fund is an open-end, diversified management investment company registered as such with the Securities and Exchange Commission (the
"Commission") pursuant to the Investment Company Act of 1940 (the "Investment
Company Act"), and OFI is an investment adviser registered as such with the
Commission under the Investment Advisers Act of 1940;

      WHEREAS, the Fund desires that OFI shall act as its investment adviser pursuant to this Amended and Restated Investment Advisory Agreement (the
"Agreement");

      NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, it is agreed by and between the parties, as follows:

1.    General Provisions.

      The Fund hereby employs OFI and OFI hereby undertakes to act as the investment adviser of the Fund and to perform for the Fund such other duties and functions as set forth in this Agreement.  OFI shall, in all matters, give to the Fund and its Board of Trustees (the "Trustees") the benefit of its best judgement, effort, advice and recommendations and shall, at all times conform to, and use its best efforts to enable the Fund to conform to:
(i) the provisions of the Investment Company Act and any rules or regulations thereunder; (ii) any other applicable provisions of state or Federal law;
(iii) the provisions of the Declaration of Trust and By-Laws of the Fund as
amended from time to time; (iv) policies and determinations of the Trustees;
(v) the fundamental policies and investment restrictions of the Fund as reflected in the registration statement of the Fund under the Investment
Company Act or as such policies may, from time to time, be amended; and (vi)
the Prospectus and Statement of Additional Information of the Fund in effect from time to time.  The appropriate officers and employees of OFI shall be available upon reasonable notice for consultation with any of the Trustees and officers of the Fund with respect to any matters dealing with the business and affairs of the Fund, including the valuation of portfolio securities of the Fund which are either not registered for public sale or not traded on any securities market.

2.    Investment Management.

      (a) OFI shall, subject to the direction and control by the Trustees:
(i) regularly provide investment advice and recommendations to the Company with respect to the investments, investment policies and the purchase and sale of securities and other investments for the Fund; (ii) supervise continuously the investment program of the Fund and the composition of its portfolio and determine what securities shall be purchased or sold by the
Fund; and (iii) arrange, subject to the provisions of paragraph 7 hereof, for the purchase and sale of securities and other investments for the Fund.

      (b) Provided that the Company shall not be required to pay any compensation for services under this Agreement other than as provided by the terms of the Agreement and subject to the provisions of paragraph 7 hereof,
OFI may obtain investment information, research or assistance from any other person, firm or corporation to supplement, update or otherwise improve its investment management services, including entering into sub-advisory agreements with other affiliated or unaffiliated registered investment advisors to obtain specialized services.

      (c) Provided that nothing herein shall be deemed to protect OFI from willful misfeasance, bad faith or gross negligence in the performance of its duties, or reckless disregard of its obligations and duties under this
Agreement, OFI shall not be liable for any loss sustained by reason of good faith errors or omissions in connection with any matters to which this
Agreement relates.

       (d) Nothing in this Agreement shall prevent OFI or any entity controlling, controlled by or under common control with OFI or any officer thereof from acting as investment adviser for any other person, firm or corporation or in any way limit or restrict OFI or any of its directors, officers, stockholders or employees from buying, selling or trading any securities or other investments for its or their own account or for the account of others for whom it or they may be acting, provided that such activities will not adversely affect or otherwise impair the performance by
OFI of its duties and obligations under this Agreement.

3.    Other Duties of OFI.

      OFI shall, at its own expense, provide and supervise the activities of all administrative and clerical personnel as shall be required to provide effective corporate administration for the Fund, including the compilation and maintenance of such records with respect to its operations as may reasonably be required; the preparation and filing of such reports with respect thereto as shall be required by the Commission; composition of periodic reports with respect to operations of the Fund for its shareholders;
composition of proxy materials for meetings of the Fund's shareholders; and
the composition of such registration statements as may be required by Federal and state securities laws for continuous public sale of Shares of the Fund.
OFI shall, at its own cost and expense, also provide the Fund with adequate office space, facilities and equipment.

4.    Allocation of Expenses.

      All other costs and expenses of the Fund not expressly assumed by OFI under this Agreement, or to be paid by the Distributor of the Shares of the
Fund, shall be paid by the Fund, including, but not limited to: (i) interest, taxes and governmental fees; (ii) brokerage commissions and other expenses incurred in acquiring or disposing of the portfolio securities and other investments of the Fund; (iii) insurance premiums for fidelity and other coverage requisite to its operations; (iv) compensation and expenses of its
Trustees other than those affiliated with OFI; (v) legal and audit expenses;
(vi) custodian and transfer agent fees and expenses; (vii) expenses incident to the redemption of its Shares; (viii) expenses incident to the issuance of its Shares against payment therefor by or on behalf of the subscribers thereto; (ix) fees and expenses, other than as herein above provided, incident to the registration under Federal securities laws of Shares of the
Fund for public sale; (x) expenses of printing and mailing reports, notices and proxy materials to shareholders of the Fund; (xi) except as noted above, all other expenses incidental to holding meetings of the Fund's shareholders;
and (xii) such extraordinary non-recurring expenses as may arise, including litigation, affecting the Fund thereof and any legal obligation which the
Fund may have to indemnify its officers and Trustees with respect thereto.
Any officers or employees of OFI (or any entity controlling, controlled by, or under common control with OFI) who also serve as officers, Trustees or employees of the Fund shall not receive any compensation from the Fund for their services.

5.    Compensation of OFI.

      The Fund agrees to pay OFI and OFI agrees to accept as full compensation for the performance of all functions and duties on its part to be performed pursuant to the provisions hereof, a management fee computed on the aggregate net assets of the Fund as of the close of each business day and payable monthly at the annual rate of 1.00% of aggregate net assets.

6.    Use of Name "Oppenheimer."

      OFI hereby grants to the Fund a royalty-free, non-exclusive license to use the name "Oppenheimer" in the name of the Fund for the duration of this
Agreement and any extensions or renewals thereof.  Such license may, upon termination of this Agreement, be terminated by OFI, in which event the
Company shall promptly take whatever action may be necessary to change its name and discontinue any further use of the name "Oppenheimer" in the name of the Fund or otherwise. The name "Oppenheimer" may be used or licensed by OFI in connection with any of its activities, or licensed by OFI to any other party.

7.    Portfolio Transactions and Brokerage.

      (a) OFI (and any Sub Advisor) is authorized, in arranging the purchase and sale of the portfolio securities and other investments of the Fund to employ or deal with such members of securities or commodities exchanges, brokers or dealers (hereinafter "broker-dealers"), including "affiliated"
broker-dealers (as that term is defined in the Investment Company Act), as may, in its best judgment, implement the policy of the Fund to obtain, at reasonable expense, the "best execution" (prompt and reliable execution at the most favorable security price obtainable) of the portfolio transactions of the Fund as well as to obtain, consistent with the provisions of subparagraph (c) of this paragraph 7, the benefit of such investment information or research as will be of significant assistance to the performance by OFI (and any Sub Advisor) of its investment management functions.

      (b) OFI (and any Sub Advisor) shall select broker-dealers to effect the portfolio transactions of the Fund on the basis of its estimate of their ability to obtain best execution of particular and related portfolio transactions.  The abilities of a broker-dealer to obtain best execution of particular portfolio transaction(s) will be judged by OFI (or any Sub
Advisor) on the basis of all relevant factors and considerations including, insofar as feasible, the execution capabilities required by the transaction or transactions; the ability and willingness of the broker-dealer to facilitate the portfolio transactions of the Fund by participating therein for its own account; the importance to the Fund of speed, efficiency or confidentiality; the broker-dealer's apparent familiarity with sources from or to whom particular securities or other investments might be purchased or sold; as well as any other matters relevant to the selection of a broker-dealer for particular and related transactions of the Fund.

      (c) OFI  (and any Sub Advisor) shall have discretion, in the interest of the Fund, to allocate brokerage on the portfolio transactions of the Fund to broker-dealers, other than affiliated broker-dealers, qualified to obtain best execution of such transactions who provide brokerage and/or research services (as such services are defined in Section 28(e)(3) of the Securities
Exchange Act of 1934) for the Fund and/or other accounts for which OFI or its affiliates (or any Sub Advisor) exercise "investment discretion" (as that term is defined in Section 3(a)(35) of the Securities Exchange Act of 1934)
and to cause the Fund to pay such broker-dealers a commission for effecting a portfolio transaction for the Fund that is in excess of the amount of commission another broker-dealer adequately qualified to effect such transaction would have charged for effecting that transaction, if OFI (or any
Sub Advisor) determines, in good faith, that such commission is reasonable in relation to the value of the brokerage and/or research services provided by such broker-dealer viewed in terms of either that particular transaction or the overall responsibilities of OFI or its affiliates  (or any Sub Advisor)
with respect to accounts as to which they exercise investment discretion. In reaching such determination, OFI (or any Sub Advisor) will not be required to place or attempt to place a specific dollar value on the brokerage and/or research services provided or being provided by such broker-dealer.  In demonstrating that such determinations were made in good faith, OFI  (and any
Sub Advisor) shall be prepared to show that all commissions were allocated for purposes contemplated by this Agreement and that the total commissions paid by the Fund over a representative period selected by the Fund's Trustees were reasonable in relation to the benefits to the Fund.

      (d) OFI (or any Sub Advisor) shall have no duty or obligation to seek advance competitive bidding for the most favorable commission rate applicable to any particular portfolio transactions or to select any broker-dealer on the basis of its purported or "posted" commission rate but will, to the best of its ability, endeavor to be aware of the current level of the charges of eligible broker-dealers and to minimize the expense incurred by the Fund for effecting its portfolio transactions to the extent consistent with the interests and policies of the Fund as established by the determinations of the Board of Trustees of the Fund and the provisions of this paragraph 7.

       (e) The Fund recognizes that an affiliated broker-dealer: (i) may act as one of the Fund's regular brokers for the Fund so long as it is lawful for it so to act; (ii) may be a major recipient of brokerage commissions paid by the Fund; and (iii) may effect portfolio transactions for the Fund only if the commissions, fees or other remuneration received or to be received by it are determined in accordance with procedures contemplated by any rule, regulation or order adopted under the Investment Company Act to be within the permissible level of such commissions.

8.    Duration.

      This Agreement will take effect on the date first set forth above.
This Agreement shall remain in effect from year to year, so long as such continuance shall be approved at least annually by the Fund's Board of
Trustees, including the vote of the majority of the Trustees of the Fund who are not parties to this Agreement or "interested persons" (as defined in the
Investment Company Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval, or by the holders of a "majority"
(as defined in the Investment Company Act) of the outstanding voting securities of the Fund, and by such a vote of the Fund's Board of Trustees.

9.    Disclaimer of Shareholder or Trustee Liability.

      OFI understands and agrees that the obligations of the Fund under this
Agreement are not binding upon any shareholder or Trustee of the Fund personally, but bind only the Fund and the Fund's property; OFI represents that it has notice of the provisions of the Declaration of Trust of the Fund disclaiming shareholder or Trustee liability for acts or obligations of the
Fund.

10.   Termination.

      This Agreement may be terminated (i) by OFI at any time without penalty upon sixty days' written notice to the Fund (which notice may be waived by the Fund); or (ii) by the Fund at any time without penalty upon sixty days'
written notice to OFI (which notice may be waived by OFI) provided that such termination by the Fund shall be directed or approved by the vote of a majority of all of the Trustees of the Fund then in office or by the vote of the holders of a "majority" of the outstanding voting securities of the Fund
(as defined in the Investment Company  Act).

11.   Assignment or Amendment.

      This Agreement may not be amended, or the rights of OFI hereunder sold, transferred, pledged or otherwise in any manner encumbered without the affirmative vote or written consent of the holders of the "majority" of the outstanding voting securities of the Company.  This Agreement shall automatically and immediately terminate in the event of its "assignment," as defined in the Investment Company Act.

12.   Definitions.

      The terms and provisions of the Agreement shall be interpreted and defined in a manner consistent with the provisions and definitions contained in the Investment Company Act.

                                    Oppenheimer Real Estate Fund

                                    By: /s/ Robert G. Zack
                                        ____________________________________
                                         Robert G. Zack
                                         Secretary

                                    OppenheimerFunds, Inc.

                                    By: /s/ John V. Murphy
                                        ____________________________________
                                         John V. Murphy
                                         Chairman, President & Chief
                                         Executive Officer